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Exhibit 16.1
April 26, 2006
Securities and Exchange Commission Washington, D.C. 20549
Re:	Pepco Holdings, Inc. File No. 001-31403
Dear Sir or Madam:
We have read Item 4.01 of the Form 8-K of Pepco Holdings, Inc. dated April 26, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Mitchell & Titus, LLP
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